                                                                  Exhibit 10.38

                              TRITEAL CORPORATION
                      NONSTATUTORY STOCK OPTION AGREEMENT
                                 (FACING PAGE)

     FOR GOOD AND VALUABLE CONSIDERATION, TriTeal Corporation, a Delaware corporation, hereby irrevocably grants to the Optionee named below a nonstatutory stock option (the "Option") to purchase any part or all of the specified number of shares of its Common Stock upon the terms and subject to the conditions set forth in this Option Agreement, at the specified purchase price per share without commission or other charge. The Option is granted pursuant to the TriTeal Corporation 1995 Stock Option Plan (the "Plan") and the Terms and Conditions Relating to Nonstatutory Stock Options (the "Terms and Conditions") attached hereto. The terms of the Plan and the Terms and Conditions are hereby incorporated herein by reference and made a part of this Option Agreement.


Name of Optionee:                                                   David Y. Chen
Social Security Number:
                                                                    --------------

Number of Shares covered by
Option (the "Option Shares"):                                       210,737

Purchase Price Per Option Share:                                      $10.25

Minimum Number of Option Shares Per
Partial Exercise (unless Optionee exercises
all of the Option then exercisable):
                                                                    ---------------

The Option shall become exercisable as follows:

         111,929 of the total number of shares granted hereunder shall vest on July 22, 1998, and thereafter 4,663 of the remaining number of shares shall vest on the 22nd of each month for the remainder of calendar year 1998; 4,187 of the remaining number of shares shall vest on the 2nd of each month during calendar year 1999; and 3,607 of the remaining number of shares shall vest on the 22nd of each month during calendar year 2000, such that the Option shall be 100% vested on July 22, 2000. Notwithstanding the foregoing, in the event that (1) the employment of the Optionee is, prior to July 22, 1998, terminated by the Company other than for Cause (as that term is defined in the Term and Conditions), or (2) the Optionee terminates his employment with the Company prior to July 22, 1998 for Good Reason (as that term is defined in the Terms and Conditions), then 111,929 of the total number of shares granted hereunder shall be 100% vested immediately following such event. Once subject to purchase, the Option Shares shall remain subject to purchase until July 21, 2007 (the "Expiration Date") unless the Option is earlier terminated in accordance with the Plan and the Terms and Conditions.





Date of this Option Agreement:  July 22, 1997

TRITEAL CORPORATION                              ______________________________
                                                 Optionee's Signature



By:____________________________                  Residence Address:
   Name:_______________________                  ______________________________
   Title:______________________                  ______________________________

                        TERMS AND CONDITIONS RELATING TO
                           NONSTATUTORY STOCK OPTION

              UNDER THE TRITEAL CORPORATION 1995 STOCK OPTION PLAN

                                 July 22, 1997

         The following Terms and Conditions Relating to Nonstatutory Stock Option (the "Terms and Conditions") apply to the Nonstatutory Stock Option granted as of the date hereof to David Y. Chen under the TriTeal Corporation 1995 Stock Option Plan (the "Plan"), the applicable terms of which are hereby incorporated by reference and made a part of these Terms and Conditions. In turn, these Terms and Conditions are incorporated by reference into the Option. Whenever capitalized terms are used in these Terms and Conditions, they shall have the meaning specified (i) in the Plan, (ii) in the TriTeal Corporation Nonstatutory Stock Option Agreement Facing Page (the "Facing Page") into which these Terms and Conditions are incorporated by reference, or (iii) below, unless the context clearly indicates to the contrary. As used herein and in the Plan, the "Option Agreement" shall mean the Nonstatutory Stock Option Agreement Facing Page and these Terms and Conditions as incorporated therein. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

         1.      TERM OF OPTION.  Subject to the maximum time limitations in
Section 6(a) of the Plan, the term of the Option shall be the period commencing on the date of the Option Agreement and ending on the Expiration Date (as defined in the Facing Page), unless terminated earlier as provided herein or in the Plan.

         2. EXERCISE PRICE. The exercise price of the Option granted hereby shall be not less than eighty-five percent (85%) of the Fair Market Value of the Option Shares subject to the Option on the date the Option is granted.

         3.      EXERCISE OF OPTION.

                 (a) The Facing Page shall set forth the rate at which the Option Shares shall become subject to purchase by Optionee.

                 (b) "Cause," as that term is used in the Facing Page, shall mean misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful breach of the Company's policies; (iv) intentional damage to the Company's property; (v) material breach of Optionee's employment agreement or Optionee's Proprietary Information and Inventions Agreement; or (vi) conduct by Optionee which in the good faith and reasonable determination of the Board demonstrates unacceptable job performance or gross unfitness to serve. Physical or mental disability shall not constitute Cause. "Good Reason," as that term is used in the Facing Page, shall mean (i) substantial reduction of Optionee's rate of compensation in effect on the date hereof (except to the extent that substantially all other officers of the Company are similarly affected); (ii) failure to provide a package of welfare benefit plans which, taken as a whole, provide substantially similar benefits to those in which the Optionee is entitled to participate as of the date hereof (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company which would adversely affect Optionee's participation or substantially reduce Optionee's benefits under any of such plans (except to the extent that substantially all other officers of the Company are similarly affected); (iii) change in





                                       1.
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Optionee's employment responsibilities, authority, title or office resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by Optionee, or (iv) requirement that Optionee relocate his current residence, unless Optionee accepts the request of the Company to make such relocation.

                 (c) Optionee shall exercise the Option to the extent exercisable, in whole or in part, by sending written notice to the Company in the form attached hereto as Exhibit A of his intention to purchase Option Shares hereunder. Except as otherwise provided in the Plan, Optionee shall not exercise the Option at any one time with respect to less than the minimum number of Option Shares as is set forth on the Facing Page.

                 (d) Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to the Optionee. The Optionee may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives.

                          (i)     Payment of the exercise price per Option
Share in cash (including check) at the time of exercise;

                          (ii)    Payment pursuant to a program developed in
compliance with regulations promulgated by the Federal Reserve Board which, prior to the issuance of the Option Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to a qualified broker that sufficient Option Shares to pay the aggregate exercise price be sold immediately and that the exercise price be delivered to the Company from the sales proceeds; or

                          (iii)   Payment by a combination of the above methods
of payment.

                 (e) Optionee agrees to complete and execute any additional documents which the Company reasonably requests that Optionee complete in order to comply with applicable federal, state and local securities laws, rules and regulations.

                 (f) Subject to the Company's compliance with all applicable laws, rules and regulations relating to the issuance of such Option Shares and Optionee's compliance with all the terms and conditions of the Option Agreement, these Terms and Conditions and the Plan, the Company shall promptly deliver the Option Shares to the Optionee.

                 (g) Except as otherwise provided herein or in the Plan, the Option may be exercised during the lifetime of the Optionee only by the Optionee.

         4. OPTION NOT TRANSFERABLE. The Option granted hereunder shall not be transferable in any manner other than upon the death of Optionee as provided in the Plan. More particularly (but without limiting the foregoing), the Option may not be assigned, transferred (except as expressly provided herein), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.





                                       2.
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         5.      TERMINATION OF OPTION.

                 (a) To the extent not previously exercised, the Option shall terminate on the Expiration Date; provided, however, that except as otherwise provided in this Section 5 the Option may not be exercised more than thirty (30) days after the termination of Optionee's Continuous Status as an Employee, Director or Consultant for any reason (other than upon Optionee's death or disability). Within such thirty (30) day period, Optionee may exercise the Option only to the extent the same was exercisable on the date of such termination of Optionee's Continuous Status as an Employee, Director or Consultant, and said right to exercise shall terminate at the end of such period.

                 (b) In the event of a termination of Optionee's Continuous Status as an Employee, Director or Consultant as a result of Optionee's disability, the Option shall be exercisable for a period of twelve
(12) months from the date of such termination of Optionee's Continuous Status as an Employee, Director or Consultant, but in no event later than the Expiration Date and only to the extent that the Option was exercisable on the date of such termination.

                 (c) In the event of a termination of Optionee's Continuous Status as an Employee, Director or Consultant as a result of Optionee's death, the Option shall be exercisable by the Optionee's estate (or by the person who acquires the right to exercise the Option by will or by the laws descent and distribution or by designation pursuant to Section 6(d) of the
Plan) for a period of twelve (12) months from the date of such termination, but in no event later than the Expiration Date and only to the extent that the Optionee was entitled to exercise the Option on the date of death.

                 (d) Notwithstanding anything herein to the contrary, no portion of any Option which is not exercisable by the Optionee upon a termination of Optionee's continuous status as an Employee, Director or Consultant shall thereafter become exercisable, regardless of the reason for such termination.

         6. NO RIGHT TO CONTINUED EMPLOYMENT. The Option does not confer upon Optionee any right to continue in his or her capacity as an Employee, Consultant or Director of the Company, nor does it limit in any way the right of the Company to terminate Optionee's service relationship with the Company at any time, with or without cause.

         7. NOTICE OF TAX ELECTION. If Optionee makes any tax election relating to the treatment of the Option Shares under the Internal Revenue Code of 1986, as amended, Optionee shall promptly notify the Company of such election.

         8. ACKNOWLEDGMENTS OF OPTIONEE. Optionee acknowledges and agrees that Optionee and his or her transferees shall have no rights as a shareholder with respect to any Option Shares until the date of the issuance of a stock certificate (or such other means of issuance of the Option Shares as provided by the Company in accordance with the terms of the Plan) evidencing such Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 of the Plan.

         9. WITHHOLDING TAXES. Whenever Option Shares are to be issued under the Option Agreement, the Company shall have the right to require Optionee to remit to the Company an









                                       3.



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amount sufficient to satisfy federal, state and local withholding tax requirements prior to issuance and/or delivery of any certificate or certificates for such Option Shares.

         10.     MISCELLANEOUS.

                 (a) The Option Agreement shall bind and inure to the benefit of the parties' heirs, legal representatives, successors and permitted assigns.

                 (b) The Option Agreement, the Plan, and these Terms and Conditions constitute the entire agreement between the parties pertaining to the subject matter contained herein and they supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of the Option Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of the Option Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. In the event there exists any conflict or discrepancy between any of the terms in the Plan and the Option Agreement, the terms of the Plan shall be controlling. A copy of the Plan has been delivered to the Optionee and also may be inspected by Optionee at the principal office of the Company.

                 (c) Should any portion of the Plan, the Option Agreement or these Terms and Conditions be declared invalid and unenforceable, then such portion shall be deemed to be severable from the Option Agreement and shall not affect the remainder hereof.

                 (d) All notices to be sent hereunder shall be delivered in person or sent by United States Mail, certified and postage prepaid, to Optionee at the address set forth on the Facing Page of the Option Agreement or to the Company at its principal place of business, Attention: Chief Financial Officer. Any change in the address to which notices shall be sent under the Option Agreement to the Optionee shall be made by the Optionee upon ten (10) days' written notice to the Company.

                 (e) The prevailing party in any court action brought to interpret or enforce any provision of the Plan or the Option Agreement shall be entitled to recover, as an element of the costs of suit, and not as damages, an award of reasonable attorneys' fees, to be fixed by the court. Such award may be made as part of a judgment by default or as part of a judgment after trial or after appeal.





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                                   EXHIBIT A



                NOTICE OF EXERCISE OF NONSTATUTORY STOCK OPTION





To:      TriTeal Corporation
         2011 Palomar Airport Road
         Carlsbad, CA  92009-1432


         I, a resident of the State of _____________________, hereby exercise my nonstatutory stock option granted by TRITEAL CORPORATION, a Delaware corporation (the "Company"), pursuant to a Nonstatutory Stock Option Agreement dated __________, 199__, subject to all the terms and provisions thereof and notify the Company of my desire to purchase _____ shares of Common Stock of the Company at the exercise price of _______________ Dollars ($_______) per share pursuant to said option.


         I agree to complete and execute any additional documents which the Company may request that I complete in order to comply with applicable federal, state and local securities laws, rules and regulations.



Dated:  ____________________





_______________________________                 _______________________________
                                                [Name]
Social Security or
Taxpayer I.D. Number

                                                Address:

                                                _______________________________
                                                _______________________________
                                                _______________________________